Exhibit 10.2

Resignation of Eyal Ballan

as Director

of

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the Resignation as Director and Board Member of the Corporation, as of this 7th day of October, 2019;

WHEREAS the undersigned was appointed as Director and Board Member of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all severs any and all officials ties, duties, obligations or liabilities regarding his position as Director and Board Member of Cannabics Pharmaceuticals Inc. Though he remains as the Company’s Chief Technical Officer, does hereby, by affixing, his signature hereto, DOES HEREBY RESIGN from said Board and Director positions.

DATED: 7th October, 2019

/s/ Eyal Ballan

Eyal Ballan